EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                           NICHE PHARMACEUTICALS, INC.

         The undersigned, being of legal age, in order to form a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                    ARTICLE I
         The name of the corporation (hereinafter referred to as the "Corporation") is NICHE PHARMACEUTICALS, INC.

                                   ARTICLE II
         The registered office of the Corporation is located in the County of Kent at 15 East North Street, Dover, Delaware 19901. The name of the Corporations's registered agent at said address is United Corporate Services, Inc.

                                   ARTICLE III
         The nature of the business of the Corporation, and the objects and purposes proposed to be transacted, promoted and carried on by it, shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
         (a) The aggregate number of shares of stock which the Corporation shall have the authority to issue is 17,000,000, of which 15,000,000 are shares of Common Stock, with a par value of $.01 per share, and 2,000,000 are shares of Preferred Stock, with a par value of $.01 per share.

         (b) The Board of Directors hereby is vested with the authority to provide for the issuance of the Preferred Stock, at any time and from time to time, in one or more series, each of such series

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to  have  such   voting   powers,   designations,   preferences   and   relative
participating, optional, conversion and other rights, and such qualifications, limitations or restrictions thereon as expressly provided in the resolution or resolutions duly adopted by the Board of Directors providing for the issuance of such shares or series thereof. The authority which hereby is vested in the Board of Directors shall include, but not be limited to, the authority to provide for the following matters relating to each series of the Preferred Stock:

                     (i)  The designation of any series.

                     (ii) The number of shares initially constituting any such series.

                     (iii) The increase, and the decrease, to a number not less than the number of the outstanding shares of any such series, of the number of shares constituting such series theretofore fixed.

                     (iv) The rate or rates and the times at which dividends on the shares of Preferred Stock or any series thereof shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

                     (v) Whether or not the shares of Preferred Stock or series thereof shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

                     (vi) The amount payable on the shares of Preferred Stock or series thereof in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the holders of shares ranking senior to other shares shall be entitled to be

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paid, or to have set apart for payment,  not less than the liquidation  value of such shares before the holders of shares of the Common Stock or the holders of any other series of Preferred Stock ranking junior to such shares.

                     (vii) Whether or not the shares of Preferred Stock or series thereof shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other class or series of Preferred Stock and the right to have more than one vote per share.

                     (viii) Whether or not a sinking fund shall be provided for the redemption of the shares of Preferred Stock or series thereof, and, if such a sinking fund shall be provided, the terms and conditions thereof.

                     (ix) Whether or not a purchase fund shall be provided for the shares of Preferred Stock or series thereof, and, if such a purchase fund shall be provided, the terms and conditions thereof.

                     (x) Whether or not the shares of Preferred Stock or series thereof shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate or the conversion price.

                     (xi) Any other relative rights, preferences, qualifica-tions, limitations and restrictions.


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                                    ARTICLE V

                     The name and mailing address of the incorporator of the Corporation is:

                  Name                            Mailing Address

                  Gavin C. Grusd         Certilman Balin Adler & Hyman, LLP
                                         90 Merrick Avenue
                                         East Meadow, New York 11554

                                   ARTICLE VI

                  No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, except upon the written consent of the holders of 100% of the shares of capital stock of the Corporation entitled to vote on such action, unless such action has been authorized by the Board of Directors, in which event such action may be taken by the written consent of the holders of not less than a majority of the shares of capital stock entitled to vote on such action.

                                   ARTICLE VII

                  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

                  (a) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws. Election of directors need not be by ballot unless the By-Laws so provide.

                  (b) The Board of Directors shall have the power without the assent or vote of the stockholders:

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                     (i)  To make, alter, amend, change, add to or repeal the
By-Laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the time for the declaration and payment of dividends.

                     (ii) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

                  (c) The Board of Directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, at any meeting of the stockholders called for the purpose of considering any such act or contract, or through a written consent in lieu of a meeting in accordance with the requirements of the General Corporation Law of Delaware as amended from time to time, and any contract or act that shall be so approved or be so ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting (or by written consent whether received directly or through a proxy) and entitled to vote thereon (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved, ratified, or consented to by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

                  (d) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers

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and do all such acts and things as may be exercised or done by the  Corporation;
subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and to any By-Laws from time to time made by the stockholders; provided, however, that no ByLaws so made shall invalidate any prior act of the directors which would have been valid if such By-Law had not been made.

                                  ARTICLE VIII

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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                                   ARTICLE IX

                  The original By-Laws shall be adopted by the incorporator of the Corporation. Thereafter, the Board of Directors or the stockholders may adopt, amend or repeal the By-Laws in such manner as may be by law or therein provided, but any By-Laws made by the Board of Directors is subject to amendment or repeal by the stockholders of the Corporation.

                                    ARTICLE X

                  No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty or loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provisions to eliminate the liability of the Corporation's directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time.

                                   ARTICLE XI

                  The directors of the Corporation shall be elected in three classes. The number of directors in each class shall be fixed from time to time by the Board of Directors of the corporation; provided, however that the number of directors in any class shall not exceed the number of directors in any other class by more than one. The initial term of office of the first class of directors shall expire at the first annual meeting of stockholders after their election, the initial term of office of the second class of directors shall expire at the second annual meeting of

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stockholders  after their  election  and the initial term of office of the third class of directors shall expire at the third annual meeting of stockholders after their election. At each annual meeting of stockholders after 1999, the directors elected to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed and shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, however, each director shall hold office until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

                     If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the term of the other directors in such class. No increase in the number of directors shall shorten the term of any incumbent director.

                     Any vacancy occurring in the Board of Directors caused by the death, resignation, or removal of a director, and any newly created directorship resulting from an increase in the number of directors, may be filled by a majority of the directors then in office, although less than a quorum. Each director chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be duly elected and qualified.


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                     Notwithstanding the foregoing paragraphs of this Article,
whenever the holders of any preferred stock issued by the Corporation shall have the right, voting as a class or otherwise, to elect directors, the then authorized number of directors of the Corporation shall be increased by the number of the additional directors so to be elected, and the holders of such preferred stock shall be entitled, as a class or otherwise, to elect such additional directors. Any directors so elected shall hold office until the next annual meeting of stockholders or until their rights to hold such office shall terminate pursuant to the provisions of such preferred stock, whichever is earlier.

                                   ARTICLE XII

                  (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader

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indemnification  rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation, attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the
Corporation  shall  indemnify  any  such  person  seeking   indemnification   in
connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

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                  (b) If a claim under paragraph (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
                  (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute,

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provision  of the  Certificate  of  Incorporation,  By-Law,  agreement,  vote of stockholders or disinterested directors or otherwise.

                  (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                  ARTICLE XIII

                  The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                  IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under penalties of perjury this 4th day of October, 1996.



                                                   /s/Gavin C. Grusd
                                                   Gavin C. Grusd, Incorporator
















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